Exhibit 99.1

McAfee’s First Quarter as a Pure-Play Consumer Business Grows 25%

•
Core Direct to Consumer (“DTC”) Subscribers Increased by 20% to 18.9 Million, Up 885,000 QoQ
•
Net Cash Provided by Operating Activities Grew 51% YoY to $259 Million
•
Board of Directors declared a cash dividend of $0.115 per share of Class A common stock

SAN JOSE – May 4, 2021 – McAfee Corp. (“McAfee,” or the “Company”) (NASDAQ: MCFE), the device-to-cloud cybersecurity company, today announced its financial results for the three months ended March 27, 2021.

“McAfee achieved significant increases in revenue, subscribers, profitability and cash flow to start Fiscal 2021. We continue to secure our customers’ ever-increasing digital footprint as people are living more of their lives online. This accelerating transformation combined with our market leading capabilities drove 25% year-over-year consumer revenue growth and an additional 885,000 net new direct-to-consumer subscribers in Q1. I am very pleased with our team’s continued execution across all regions.” said Peter Leav, McAfee’s President and Chief Executive Officer.

On March 8th, 2021, McAfee announced the pending sale of certain assets together with certain liabilities of our Enterprise business segment (substantially all of our “Enterprise Business”). For presentation purposes related to this announcement, the related assets, liabilities and financial results of the Enterprise Business were classified as discontinued operations in our condensed consolidated financial statements and are thus excluded from continuing operations for all periods presented. Moving forward McAfee will operate as one reportable segment.

First Quarter Fiscal 2021 Financial Highlights from Continuing Operations

•
Net revenue was $442 million, reflecting a 25% growth year-over-year
•
Net Income of $83 million or a Net Income Margin of 19%, as compared to $8 million or a Net Income Margin of 2% in the year ago period
•
Adjusted EBITDA of $199 million or a 45% Adjusted EBITDA Margin, inclusive of approximately $22 million stranded costs

First Quarter Fiscal 2021 Financial Highlights from Continuing and Discontinued Operations

•
Net revenue was $773 million, reflecting a 13% growth year-over-year
•
Net Income of $94 million or a Net Income Margin of 12%, as compared to $9 million or a Net Income Margin of 1% in the year ago period
•
Adjusted EBITDA of $316 million or a 41% Adjusted EBITDA Margin
•
McAfee’s combined Net cash provided by operating activities was $259 million for the quarter, up 51% year-over-year
•
McAfee’s combined Unlevered Free Cash Flow was $298 million for the quarter, up 35% year-over-year

First Quarter Fiscal 2021 Business Highlights

•
McAfee ended the quarter with 18.9 million Core DTC subscribers, adding over 885,000 net new subscribers in the past three months compared to 668,000 net new subscribers during the previous quarter
•
Signed a multi-year extended agreement with Fujitsu Client Computing to deliver best in class consumer security solutions to Fujitsu device users
•
Renewed an agreement with the UK electrical retailer Dixons Carphone to offer McAfee consumer security services
•
Signed an extension & expansion agreement with the consumer division of Lumen, a US based service provider
•
Entered into a definitive agreement to sell certain assets together with certain liabilities, comprising substantially all of the Enterprise Business to Symphony Technology Group (“STG”) for $4 billion and announced a special one-time dividend of $4.50 per Class A common share upon transaction close

Commenting on the Company’s financial results, Venkat Bhamidipati, McAfee’s Executive Vice President and Chief Financial Officer added, “Continued strong demand for our consumer security offerings in the quarter, along with our laser focus on operational discipline, resulted in 25% year-over-year growth in Adjusted EBITDA and 35% year-over-year growth in unlevered free cashflow generation.”

Financial Outlook

McAfee provides the following expected financial guidance for continuing operations for the quarter ending June 26, 2021:

Net Revenue of $430 million to $434 million

Total Adjusted EBITDA of $161 million to $165 million(1) which includes an estimated $40 million to $45 million of stranded costs

For the full year ending December 25, 2021, McAfee expects the following for continuing operations:

Net Revenue of $1,770 million to $1,790 million

Total Adjusted EBITDA of $693 million to $703 million(1) which includes an estimated $150 million of stranded costs

The financial outlook is subject to important assumptions and risks referenced in the section entitled “Forward-Looking Statements” below, which investors should read carefully.

Webcast / Conference Call Details

In conjunction with this announcement, McAfee will host a webcast conference call today, May 4, 2021, at 5:00 p.m. Eastern Time to discuss its financial results. The listen-only webcast is available at https://ir.mcafee.com/investors. Investors and participants can access the conference call over the phone by dialing (833) 301-1122, or for international callers (631) 658-1012. The conference ID is 3087333.

Following the conference call, a replay of the webcast, supplemental financial information and earnings slides will be made available on the Investor Relations page of the McAfee’s website at https://ir.mcafee.com/news-and-events/events.

About McAfee

McAfee is the device-to-cloud cybersecurity company. Inspired by the power of working together, McAfee creates consumer and business solutions that make the world a safer place. www.mcafee.com

Contacts

Investor Contact:

Eduardo Fleites

investor@mcafee.com

Media Contact:

Jaime Le

media@mcafee.com

(1)
Adjusted EBITDA is a non-GAAP financial measure, and should be considered in addition to, but not as a substitute for, information provided in accordance with GAAP. We are not able to forecast net income (loss), the most directly comparable GAAP financial measure, on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect net income (loss) including, but not limited to, interest expense and other, net, provision for income tax expense, foreign exchange gain (loss), net and equity-based compensation expense, any of which may be significant. Our forward-looking guidance regarding adjusted EBITDA should not be used to predict our future net income (loss), as the difference between the two measures varies as a result of these and other items.

Use of Non-GAAP Financial Information

In addition to McAfee’s results which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin, adjusted earnings per share (“EPS”) and unlevered free cash flow. Certain of these non-GAAP measures exclude equity-based compensation, depreciation and amortization expense, transformation and transition expense, restructuring expense, interest expense and other, net, provision for income tax expense, foreign exchange (gain) and loss, income or loss from discontinued operations, net of taxes, and other costs we do not believe are reflective of our ongoing operations. McAfee believes that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. McAfee’s management team uses these non-GAAP financial measures in assessing McAfee’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

In addition to historical consolidated financial information, certain statements in this press release and on the related teleconference call may contain “forward-looking statements” within the meaning U.S. federal securities laws that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related teleconference call are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements McAfee makes relating to its estimated and projected financial results or its plans and objectives for future operations, growth initiatives, or strategies; the estimated timing of the closing of the pending sale of the Enterprise Business or the expected use of proceeds therefrom; the impact of the pending sale of the Enterprise Business on McAfee’s Consumer business; and McAfee’s plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that McAfee expected. Specific factors that could cause such a difference include, but are not limited to: delays in obtaining required regulatory approvals or the satisfaction of other closing conditions; the effectiveness and efficiency of any separation activities as a result of the pending sale of the Enterprise Business; the timing of the declaration of a special dividend, which is based on a number of assumptions regarding the realizable net cash proceeds from the pending sale of the Enterprise Business and other cash flow items; the impact of the COVID-19 pandemic; McAfee’s ability to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences; the impact on McAfee’s business of a network or data security incident or unauthorized access to its network or data or its customers’ data; the effects on McAfee’s business if we are unable to acquire new customers, if its customers do not renew their arrangements with us, or if McAfee is unable to expand sales to its existing customers or develop new solutions or solution packages that achieve market acceptance; McAfee’s ability to manage its growth effectively, execute its business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges; McAfee’s dependence on its senior management team and other key employees; McAfee’s ability to enhance and expand its sales and marketing capabilities; McAfee’s ability to attract and retain highly qualified personnel to execute its growth plan; the risks associated with interruptions or performance problems of its technology, infrastructure and service providers; McAfee’s dependence on Amazon Web Services cloud infrastructure services; the impact of data privacy concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations; the impact of volatility in quarterly operating results; the risks associated with McAfee’s revenue recognition policy and other factors may distort its financial results in any given period; the effects on McAfee’s customer base and business if we are unable to enhance its brand cost-effectively; McAfee’s ability to comply with anti-corruption, anti-bribery and similar laws; McAfee’s ability to comply with governmental export and import controls and economic sanctions laws; the potential adverse impact of legal proceedings; McAfee’s ability to identify suitable acquisition targets or otherwise successfully implement its growth strategy; the impact of a change in McAfee’s pricing model; McAfee’s ability to meet service level commitments under its customer contracts; the impact on McAfee’s business and reputation if it is unable to provide high-quality customer support; McAfee’s dependence on strategic relationships with third parties; the impact of adverse general and industry-specific economic and market conditions and reductions in IT and identity spending; McAfee’s dependence on adequate research and development resources and its ability to successfully complete acquisitions; McAfee’s reliance on software and services from other parties; the impact of real or perceived errors, failures, vulnerabilities or bugs in McAfee’s solutions; McAfee’s ability to protect its proprietary rights; the impact on McAfee’s business if we are subject to infringement claim or a claim that results in a significant damage award; the risks associated with McAfee’s use of open source software in its solutions, solution packages and subscriptions; McAfee’s reliance on SaaS vendors to operate certain functions of its business; the risks associated with indemnity provisions in McAfee’s agreements; the risks associated with liability claims if McAfee’s breach its contracts; the impact of the failure by McAfee’s customers to pay it in accordance with the terms of their agreements; the risks associated with exposure to foreign currency fluctuations; the impact of potentially adverse tax consequences associated with McAfee’s international operations; the impact of changes in tax laws or regulations; McAfee’s ability to maintain its corporate culture; McAfee’s ability to develop and maintain proper and effective internal control over financial reporting; the risks associated with having operations and employees located in Israel; and the impact of catastrophic events on McAfee’s business. Given these factors, as well as other variables that may affect McAfee’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. McAfee undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Presentation of Financial Measures

McAfee Corp. (the “Corporation”) was incorporated in Delaware on July 19, 2019. The Corporation was formed for the purpose of completing an initial public offering (the “IPO”) and related transactions in order to carry on the business of Foundation Technology Worldwide LLC (“FTW”) and its subsidiaries (the Corporation, FTW and its subsidiaries are collectively the “Company”). The Corporation, as the sole managing member of FTW, exclusively operates and controls the business and affairs of FTW. The Corporation consolidates the financial results of FTW and reports a redeemable noncontrolling interest (“RNCI”) related to the LLC Units and Management Incentive Units (MIUs) not owned by the Corporation.

MCAFEE CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions except per share amounts)

	Three Months Ended
	March 27, 2021	March 28, 2020
Net revenue	$442	$354
Cost of sales	116	99
Gross profit	326	255
Operating expenses:
Sales and marketing	85	60
Research and development	44	38
General and administrative	48	58
Amortization of intangibles	36	36
Restructuring charges	8	1
Total operating expenses	221	193
Operating income	105	62
Interest expense and other, net	(60)	(75)
Foreign exchange gain (loss), net	35	11
Income (loss) from continuing operations before income taxes	80	(2)
Provision for income tax expense (benefit)	(3)	(10)
Income from continuing operations	83	8
Income from discontinued operations, net of taxes	11	1
Net income	$94	$9
Less: Net income attributable to redeemable noncontrolling interests	64	N/A
Net income attributable to McAfee Corp.	$30	N/A

Net income attributable to McAfee Corp.:
Income from continuing operations attributable to McAfee Corp.	$27	N/A
Income from discontinued operations attributable to McAfee Corp.	3	N/A
Net income attributable to McAfee Corp.	$30	N/A

Earnings per share attributable to McAfee Corp., basic:
Continuing operations	$0.17	N/A
Discontinued operations	$0.02	N/A
Earnings per share, basic(1)	$0.18	N/A

Earnings per share attributable to McAfee Corp., diluted:
Continuing operations	$0.16	N/A
Discontinued operations	$0.02	N/A
Earnings per share, diluted(1)	$0.18	N/A

Weighted-average shares outstanding, basic	162.4	N/A
Weighted-average shares outstanding, diluted	176.3	N/A

(1)
Basic and diluted earnings per share of Class A common stock are not applicable prior to the initial public offering (“IPO”) and related Reorganization Transactions (as defined in Note 1 to the unaudited condensed consolidated financial statements to be included in our 2021 Q1 quarterly report on Form 10-Q to be filed with Securities Exchange Commission). See Note 15 Earnings Per Share, to the notes to unaudited condensed consolidated financial statements for the number of shares used in the computation of earnings per share of Class A common stock and the basis for the computation of earnings per share.

MCAFEE CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)

	March 27, 2021	December 26, 2020
Assets
Current assets:
Cash and cash equivalents	$346	$231
Accounts receivable, net	76	72
Deferred costs	155	137
Other current assets	44	42
Current assets of discontinued operations	312	432
Total current assets	933	914
Property and equipment, net	111	115
Goodwill	1,018	1,018
Identified intangible assets, net	666	729
Deferred tax assets	24	24
Other long-term assets	86	68
Long-term assets of discontinued operations	2,524	2,560
Total assets	$5,362	$5,428
Liabilities, redeemable noncontrolling interests and deficit
Current liabilities:
Accounts payable and other current liabilities	$239	$227
Accrued compensation and benefits	118	179
Accrued marketing	108	118
Income taxes payable	9	14
Long-term debt, current portion	44	44
Lease liabilities, current portion	10	10
Deferred revenue	915	823
Current liabilities of discontinued operations	947	970
Total current liabilities	2,390	2,385
Long-term debt, net	3,893	3,943
Deferred tax liabilities	6	5
Other long-term liabilities	134	153
Deferred revenue, less current portion	92	80
Long-term liabilities of discontinued operations	630	662
Total liabilities	7,145	7,228
Commitments and contingencies (Note 17)
Redeemable noncontrolling interests	6,177	4,840
Equity (deficit):
Class A common stock, $0.001 par value - 1,500,000,000 shares authorized, 162,372,554 shares issued and outstanding as of March 27, 2021 and 161,267,412 shares issued and outstanding as of December 26, 2020	—	—
Class B common stock, $0.001 par value - 300,000,000 shares authorized, 267,065,127 shares issued and outstanding as of March 27, 2021 and as of December 26, 2020	—	—
Additional paid-in capital	(7,835)	(6,477)
Accumulated deficit	(88)	(118)
Accumulated other comprehensive income (loss)	(37)	(45)
Total deficit	(7,960)	(6,640)
Total liabilities, redeemable noncontrolling interests and deficit	$5,362	$5,428

MCAFEE CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended
	March 27, 2021	March 28, 2020
Cash flows from operating activities:
Net income	$94	$9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	110	132
Equity-based compensation	26	15
Deferred taxes	1	1
Foreign exchange (gain) loss, net	(35)	(11)
Other operating activities	4	17
Change in assets and liabilities:
Accounts receivable, net	118	168
Deferred costs	(20)	(9)
Other assets	(34)	(13)
Other current liabilities	(2)	(21)
Deferred revenue	45	(18)
Other liabilities	(48)	(99)
Net cash provided by operating activities	259	171
Cash flows from investing activities:
Additions to property and equipment	(11)	(20)
Other investing activities	—	(1)
Net cash used in investing activities	(11)	(21)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	300
Payment for the long-term debt	(11)	(11)
Distributions to members of FTW	(79)	(50)
Payment of dividends	(14)	—
Payment of tax withholding for shares and units withheld	(23)	—
Payment of IPO related expenses	(3)	—
Net cash provided by (used in) financing activities	(130)	239
Effect of exchange rate fluctuations on cash and cash equivalents	(3)	(4)
Change in cash and cash equivalents	115	385
Cash and cash equivalents, beginning of period	231	167
Cash and cash equivalents, end of period	$346	$552
Supplemental disclosures of noncash investing and financing activities and cash flow information:
Acquisition of property and equipment included in current liabilities	$(3)	$(4)
Distributions to members of FTW included in liabilities	(35)	—
Dividends payable included in liabilities	(19)	—
Liability for equity units repurchase	—	(10)
Other	(3)	2
Cash paid during the period for:
Interest, net of cash flow hedges	(50)	(71)
Income taxes, net of refunds	(14)	(14)

MCAFEE CORP.

UNAUDITED NON-GAAP FINANCIAL MEASURES

(in millions)

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin, adjusted EPS and unlevered free cash flow and ratios based on these financial measures.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin

The following table presents a reconciliation of our adjusted operating income and adjusted EBITDA to our net income for the periods presented:

	Three Months Ended
(in millions)	March 27, 2021	March 28, 2020
Net income	$94	$9
Add: Amortization	63	63
Add: Equity-based compensation	14	14
Add: Acquisition and integration costs(2)	1	1
Add: Restructuring(3)	8	1
Add: Management fees(4)	—	2
Add: Transformation and transition(5)	1	7
Add: Executive severance(6)	—	2
Add: Interest expense and other, net	60	75
Add: Provision for income tax expense (benefit)	(3)	(10)
Add: Foreign exchange loss (gain), net	(35)	(11)
Add: Income from discontinued operations, net of taxes	(11)	(1)
Adjusted operating income	192	152
Add: Depreciation	7	7
Adjusted EBITDA	$199	$159
Net revenue	$442	$354
Net income margin	21.3%	2.5%
Adjusted operating income margin	43.4%	42.9%
Adjusted EBITDA margin	45.0%	44.9%

See Appendix A for an explanation of non-GAAP measures and other items.

Discontinued Operations

The following table presents a reconciliation of our discontinued operations adjusted operating income and adjusted EBITDA to our income from discontinued operations, net of taxes for the periods presented:

	Three Months Ended
(in millions)	March 27, 2021	March 28, 2020
Income from discontinued operations, net of taxes	$11	$1
Add: Amortization	35	53
Add: Equity-based compensation	12	1
Add: Cash in lieu of equity awards(1)	1	3
Add: Acquisition and integration costs(2)	1	1
Add: Restructuring(3)	23	8
Add: Transformation and transition(5)	22	1
Add: Executive severance(6)	—	1
Add: Interest expense and other, net	1	—
Add: Provision for income tax expense	7	8
Adjusted operating income from discontinued operations	113	77
Add: Depreciation	4	9
Adjusted EBITDA from discontinued operations	$117	$86
Net revenue from discontinued operations	$331	$331
Income from discontinued operations, net of taxes margin	3.3%	0.3%
Adjusted operating income from discontinued operations margin	34.1%	23.3%
Adjusted EBITDA from discontinued operations margin	35.3%	26.0%

See Appendix A for an explanation of non-GAAP measures and other items.

Adjusted Net Income, Adjusted Net Income Margin, and Adjusted EPS

The following table presents a reconciliation of our adjusted net income to our net income for the periods presented:

	Three Months Ended
(in millions except per share amounts)	March 27, 2021	March 28, 2020
Net income	$94	$9
Add: Amortization of debt discount and issuance costs	4	5
Add: Amortization	63	63
Add: Equity-based compensation	14	14
Add: Acquisition and integration costs(2)	1	1
Add: Restructuring(3)	8	1
Add: Management fees(4)	—	2
Add: Transformation and transition(5)	1	7
Add: Executive severance(6)	—	2
Add: Provision for income tax expense (benefit)	(3)	(10)
Add: TRA adjustment(7)	5	—
Add: Foreign exchange loss (gain), net(8)	(35)	(11)
Less: Income from discontinued operations, net of taxes	(11)	(1)
Adjusted income before taxes	141	82
Adjusted provision for income tax expense(9)	31	18
Adjusted net income	$110	$64
Net revenue	$442	$354
Net income margin	21.3%	2.5%
Adjusted net income margin	24.9%	18.1%

Earnings per share, diluted	$0.16	N/A
Adjusted EPS	$0.25	N/A

Weighted average shares outstanding, basic	162.4	N/A
Impact on dilution
Equity awards(a)	13.9	N/A
Assumed conversion of LLC Units and vested MIUs	272.2	N/A
Weighted average shares outstanding, diluted(10)	448.5	N/A
(a)
Diluted GAAP and non-GAAP impact from equity awards are the same, except in periods in which there is a GAAP loss from continuing operations. We do not present dilution for equity awards in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

See Appendix A for an explanation of non-GAAP measures and other items.

Discontinued Operations

The following table presents a reconciliation of our adjusted net income from discontinued operations to our income from discontinued operations, net of taxes for the periods presented:

	Three Months Ended
(in millions except per share amounts)	March 27, 2021	March 28, 2020
Income from discontinued operations, net of taxes	$11	$1
Add: Amortization	35	53
Add: Equity-based compensation	12	1
Add: Cash in lieu of equity awards(1)	1	3
Add: Acquisition and integration costs(2)	1	1
Add: Restructuring(3)	23	8
Add: Transformation and transition(5)	22	1
Add: Executive severance(6)	—	1
Add: Provision for income taxes	7	8
Add: TRA adjustment(7)	1	—
Adjusted income from discontinued operations before taxes	113	77
Adjusted provision for income tax expense(9)	25	17
Adjusted net income from discontinued operations	$88	$60
Net revenue from discontinued operations	$331	$331
Income from discontinued operations, net of taxes margin	3.3%	0.3%
Adjusted net income from discontinued operations margin	26.6%	18.1%

Earnings per share, diluted, from discontinued operations	$0.02	N/A
Adjusted EPS from discontinued operations	$0.20	N/A

Weighted average shares outstanding, basic	162.4	N/A
Impact on dilution
Equity awards(a)	13.9	N/A
Assumed conversion of LLC Units and vested MIUs	272.2	N/A
Weighted average shares outstanding, diluted(10)	448.5	N/A
(a)
Diluted GAAP and non-GAAP impact from equity awards are the same, except in periods in which there is a GAAP loss from continuing operations. We do not present dilution for equity awards in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

See Appendix A for an explanation of non-GAAP measures and other items.

Combined Non-GAAP Results of Operations(1)

The following table presents a combined non-GAAP results of operations from our continuing operations and discontinued operations:

	Three Months Ended March 27, 2021			Three Months Ended March 28, 2020
(in millions except per share amounts)	Continuing Operations	Discontinued Operations	Combined	Continuing Operations	Discontinued Operations	Combined
Net revenue	$442	$331	$773	$354	$331	$685
Net income	$83	$11	$94	$8	$1	$9
Adjusted EBITDA	$199	$117	$316	$159	$86	$245
Adjusted net income	$110	$88	$198	$64	$60	$124
Earnings per share, diluted	$0.16	$0.02	$0.18	N/A	N/A	N/A
Adjusted EPS(2)	$0.25	$0.20	$0.44	N/A	N/A	N/A
(1)
On March 6, 2021, we entered into a definitive agreement to sell certain assets together with certain liabilities, comprising substantially all of our Enterprise Business to STG. As a result, the results of our Enterprise Business were classified as discontinued operations and thus excluded from continuing operations for all periods presented. However, our Q1 FY2021 guidance included the results of operations related to our Enterprise Business divestiture. Consequently, we are presenting certain combined non-GAAP continuing operations and non-GAAP discontinued operations results, in order to facilitate a reader’s understanding of our Q1 FY2021 financial performance compared to the Q1 FY2021 guidance provided on February 23, 2021, and the comparable prior year period. Our Management also used these combined non-GAAP results to evaluate our Q1 FY2021 financial performance against our comparable prior year period results. See Appendix A for an explanation of non-GAAP measures and other items.
(2)
Amounts may not add due to rounding.

Unlevered Free Cash Flow

The following table presents a reconciliation of our unlevered free cash flow to our net cash provided by operating activities for the periods presented:

	Three Months Ended
(in millions)	March 27, 2021	March 28, 2020
Net cash provided by operating activities	$259	$171
Add: Interest payments	50	71
Less: Capital expenditures(1)	(11)	(21)
Unlevered free cash flow	$298	$221

Net cash used in investing activities	$(11)	$(21)
Net cash provided by (used in) financing activities	$(130)	$239

(1)
Capital expenditures includes payments for property and equipment and capitalized labor costs incurred in connection with certain software development activities.

MCAFEE CORP.

APPENDIX A

EXPLANATION OF NON-GAAP MEASURES AND OTHER ITEMS

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin

We define adjusted operating income as net income (loss), excluding the impact of amortization of intangible assets, equity-based compensation expense, transformation and transition expense, restructuring expense, interest expense and other, net, provision for income tax expense, foreign exchange (gain) loss, net, income or loss from discontinued operations, net of taxes, and other costs that we do not believe are reflective of our ongoing operations. Adjusted operating income margin is calculated as adjusted operating income divided by net revenue. We define adjusted EBITDA as adjusted operating income, excluding the impact of depreciation expense and other non-operating costs. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue.

Adjustments for Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS

Adjusted net income assumes all net income is attributable to McAfee Corp., which assumes the full exchange of all outstanding LLC Units for shares of Class A common stock of McAfee Corp., and is adjusted for the impact of amortization of intangible assets, amortization of debt issuance costs, equity-based compensation expense, transformation and transition expense, restructuring expense, foreign exchange gain (loss), net, income or loss from discontinued operations, net of taxes, certain non-recurring tax benefits and expenses, and other costs that we do not believe to be reflective of our ongoing operations. The adjusted provision for income taxes represents the tax effect on net income, adjusted for all of the listed adjustments, assuming that all consolidated net income was subject to corporate taxation for all periods presented. We have an assumed rate of 22% which represents our long term expected corporate tax rate excluding discrete and non-recurring tax items. This amount has been recast for periods reported previously.

Adjusted net income margin is calculated as adjusted net income divided by net revenue. Adjusted net income and adjusted net income margin have limitations as analytical tools, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Below are additional information to the adjustments for adjusted operating income, adjusted EBITDA, and adjusted net income:

(1)
As a result of our Sponsors’ acquisition from Intel of a majority interest in FTW in April 2017 (“Sponsor Acquisition”), cash awards were provided to certain employees who held Intel equity awards in lieu of equity in Foundation Technology Worldwide LLC (“FTW”). In addition, as a result of the Skyhigh acquisition, cash awards were provided to certain employees who held Skyhigh equity awards in lieu of equity in FTW and vest over multiple periods based on employee service requirements. As these rollover awards reflect one-time grants to former employees of Intel and Skyhigh Networks in connection with these transactions, we believe this expense is not reflective of our ongoing results.
(2)
Represents both direct and incremental costs in connection with business acquisitions, including acquisition consideration structured as cash retention, third party professional fees, and other integration costs.
(3)
Represents both direct and incremental costs to execute strategic restructuring events, including third-party professional fees and services, severance, and facility restructuring costs.
(4)
Represents management fees paid to certain affiliates of our Sponsors and Intel pursuant to the Management Services Agreement.
(5)
Represents costs incurred in connection with the announced sale of the Enterprise Business. Also includes costs of transformational initiatives include of duplicative run rate costs related to facilities and data center rationalization in 2020.
(6)
Represents severance for executive terminations not associated with a strategic restructuring event.
(7)
Represents the impact on net income of adjustments to liabilities under our tax receivable agreement.
(8)
Represents Foreign exchange gain (loss), net as shown on the condensed consolidated statement of operations. This amount is attributable to realized and unrealized gains or losses on non-U.S. Dollar denominated balances and is primarily due to unrealized gains or losses associated with our 1st Lien Euro Term Loan.
(9)
Prior to our IPO our structure was that of a pass through entity for U.S. federal income tax purposes with certain U.S. and foreign subsidiaries subject to income tax in their respective jurisdictions. Subsequent to the IPO, McAfee Corp. is taxed as a corporation and pays corporate federal, state, and local taxes on income allocated to it from Foundation Technology Worldwide LLC. This amount has been recast for periods reported previously. The adjusted provision for income taxes now represents the tax effect on net income, adjusted for all of the listed adjustments, assuming that all consolidated net income was subject to corporate taxation for all periods presented. We have assumed rate of 22% which represents our long term expected corporate tax rate excluding discrete and non-recurring tax items.
(10)
Represents weighted average shares outstanding and includes the dilutive impact of our outstanding equity awards and assumed conversion of our LLC units and MIUs not owned by the Corporation.

Unlevered Free Cash Flow

We define unlevered free cash flow as net cash provided by operating activities add interest payments less capital expenditures. We consider unlevered free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet.

Source: McAfee